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                                   EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING
                        --------------------------------


     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by the Amendment to Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any subsequent amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  April 24, 1998

          BIOTECHNOLOGY VALUE FUND, L.P.

          By:  BVF Partners L.P., its general partner

               By:  BVF Inc., its general partner


                    By:  /s/ Mark N. Lampert
                         --------------------------
                         Mark N. Lampert
                         President

          BVF PARTNERS L.P.

          By:  BVF Inc., its general partner


               By:  /s/ Mark N. Lampert
                    --------------------------
                    Mark N. Lampert
                    President

          BVF INC.


          By:  /s/ Mark N. Lampert
               --------------------------
               Mark N. Lampert
               President